Exhibit 3(i)

CERTIFICATE OF INCORPORATION
OF
Soldnet, Inc.

FIRST: The name of the Corporation is Soldnet Inc.

SECOND:  Its  registered  office is to be located at Suite 606,  1220 N.  Market Street,  Wilmington,  DE 19801,  County of New Castle.  The registered  agent is American Incorporators Limited whose address is the same as above.

THIRD:  The nature of business and purpose of the  organization  is to engage in any lawful act or activity for which  corporations  may be  organized  under the Delaware General Corporation Laws.

FOURTH:  The total  number of shares of stock which the  corporation  shall have authority to issue is forty million  (40000000).  All such shares are to be with par value of 0.001 and are to be of one class.

FIFTH: The name and address of the incorporator are as follows:

Jennifer Crone
Suite 606
1220 N. Market Street
Wilmington, DE 19801

SIXTH: The powers of the undersigned  incorporator will terminate upon filing of the certificate of incorporation.  The name and mailing address of the person(s) who will serve as director(s) until the first annual meeting of the stockholders or until a successor(s) is elected and qualified are:

Judith Stahl
4719 Quarton Road
Bloomfield Hills, MI  48301

SEVENTH:  Each  person  who  serves  or has  served as a  director  shall not be personally  liable to the corporation or its  stockholders  for monetary damages for breach of fiduciary duty as a director,  provided that this provision  shall not  eliminate  or limit the  liability  of a  director:  (i) for any  breach of loyalty to the corporation or its stockholders; (ii) for acts or omission not in good faith or which involve  intentional  misconduct  or a knowing  violation of law;  (iii) for  unlawful  payment of  dividend or  unlawful  stock  purchase or redemption  as such  liability  is  imposed  under  Section  174 of the  General Corporation  Laws of  Delaware;  or (iv)  for any  transaction  from  which  the director derived an improper personal benefit.

I, THE UNDERSIGNED,  for the purpose of forming a corporation  under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts stated herein are true, and I have accordingly set my hand.

/s/ Jennifer Crone

Jennifer Crone
INCORPORATOR

Certificate of Amendment of the Certificate of Incorporation
of
Artfest International, Inc.
Under Section 242, As Amended, of the General Corporation Law
of the State of Delaware
_____________________

It is hereby certified that:

FIRST:   The Certificate of Incorporation of the Corporation was filed with the Department of State on February 21, 2002.

SECOND:   The name under which the corporation was formed was Soldnet, Inc.

THIRD:   On January 6, 2003, the name of the corporation was changed from Soldnet, Inc. to Artfest International, Inc.

FOURTH:   The Certificate of Incorporation of the Corporation provides that the total number of shares which the Corporation is authorized to issue is forty million (40,000,000) shares, all of which are Common Stock, with a par value of $.001 per share.

FIFTH:   The Article of the Certificate of Incorporation of the Corporation affected by this Certificate of Amendment is Article FOURTH.

SIXTH:   To accomplish the foregoing, Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

FOURTH:   The aggregate number of shares which the Corporation shall have authority to issue is five hundred and two million (502,000,000) shares, of which five hundred million (500,000,000) shares shall be Common Stock, par value $.0001 per share, and two million (2,000,000) shares shall be preferred stock, par value $.001 per share.

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designations and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The Board of Directors will be expressly authorized to increase or decrease the number of shares of any series prior or subsequent to the issuance of shares in that series; provided, however, that the Board of Directors shall not decrease the number of shares of any such series then outstanding.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

(A)           the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

(B)           whether the shares of such series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;

(C)           the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

(D)           whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

(E)           the amount or amounts payable upon shares of such series in the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(F)           whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(G)           whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(H)           the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the
Corporation of, the common stock or shares of stock of any other class or any other series of preferred stock;

(I)           the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

(J)           any other powers, preferences and other special rights, relative, participating, optional or otherwise, and any qualifications, limitations and restrictions thereon.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereon, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

No holder of shares of the Corporation of any class whether now or hereafter authorized shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by the Corporation.

SEVENTH:  The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141(f) of the Delaware General Corporation Law, followed by the written consent of the holder’s of a majority of the outstanding shares of the Common Stock of the Corporation pursuant to Section 228(a) of the Delaware General Corporation Law and written notice of the foregoing shareholder consent was provided to all of the holders of shares of the Common Stock of the Corporation in accordance with Section 228(d) of the Delaware General Corporation Law.

EIGHTH:  The foregoing amendment to the Certificate of Incorporation of the Corporation shall be effective as of the 28th day of March 2008.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested this 28th day of March 2008.

/s/ Eddie Vakser
Eddie Vakser
President and CEO
Attest:

/s/ Anzhelika Tassan______
Anzhelika Tassan
Secretary